Exhibit 99.1

N E W S R E L E A S E

Contacts:	Media	Investors
	Marcela Manjarrez-Hawn	Edmund E. Kroll, Jr.
	(314) 445-0790	(212) 759-0382
	mediainquiries@centene.com	investors@centene.com

CENTENE CORPORATION ANNOUNCES OFFERING OF SENIOR NOTES

ST. LOUIS (May 9, 2018) — Centene Corporation (NYSE: CNC) (“Centene” or the “Company”) announced today that its wholly-owned subsidiary, Centene Escrow I Corporation (the “Escrow Issuer”), commenced an offering to sell $1.7 billion aggregate principal amount of senior notes due 2026 (the “Notes”), subject to market and other conditions.

Centene intends to use the net proceeds of the offering to finance a portion of the cash consideration payable in connection with Centene’s previously announced acquisition of the assets of Fidelis Care, to pay related fees and expenses and for general corporate purposes, including the repayment of outstanding indebtedness. The acquisition is expected to close on or about July 1, 2018, subject to regulatory approval from the New York Attorney General and certain closing conditions. Upon consummation of the acquisition, the Escrow Issuer will merge with and into the Company, with the Company continuing as the surviving corporation, and the Company will assume all of the Escrow Issuer’s obligations under the Notes, the related indenture and the other applicable documents by operation of law. The closing of this offering is not conditioned on the closing of the acquisition. If the acquisition is not consummated, the Escrow Issuer will be required to redeem the Notes at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date.

The Notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-United States persons in compliance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, qualification or exemption under the securities laws of any such jurisdiction.

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About Centene Corporation

Centene Corporation, a Fortune 100 company, is a diversified, multi-national healthcare enterprise that provides a portfolio of services to government sponsored and commercial healthcare programs, focusing on under-insured and uninsured individuals. Many receive benefits provided under Medicaid, including the State Children’s Health Insurance Program (CHIP), as well as Aged, Blind or Disabled (ABD), Foster Care and Long-Term Services and Supports (LTSS), in addition to other state-sponsored programs, Medicare (including the Medicare prescription drug benefit commonly known as “Part D”), dual eligible programs and programs with the U.S. Department of Defense and U.S. Department of Veterans Affairs. Centene also provides healthcare services to groups and individuals delivered through commercial health plans. Centene operates local health plans and offers a range of health insurance solutions. It also contracts with other healthcare and commercial organizations to provide specialty services including behavioral health management, care management software, correctional healthcare services, dental benefits management, commercial programs, home-based primary care services, life and health management, vision benefits management, pharmacy benefits management, specialty pharmacy and telehealth services.

The information provided in this press release contains forward-looking statements that relate to future events, including without limitation, statements regarding the intended use of proceeds from the offering. The Company disclaims any obligation to update this forward-looking information in the future. Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including prevailing market conditions, as well as other factors. Certain risk factors that may affect our business operations, financial condition and results of operations are included in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

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